                                                                    Exhibit 21.1


                       SUBSIDIARIES OF THE PANTRY, INC.


              Name of Subsidiary
     (and Name under which does business)     Jurisdiction of Incorporation
    ---------------------------------------   -----------------------------
    Sandhills, Inc.                           Delaware
    Lil' Champ Food Stores, Inc.              Florida
    Pantry Properties, Inc.                   South Carolina
    TC Capital Management, Inc.               Delaware
    PH Holdings, Inc.                         North Carolina


                                    21.1-1